 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

APEX SILVER MINES LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies	Not Applicable
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Page

Item 1.01.	Entry into a Material Definitive Agreement	1

Signature

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Item 1.01.  Entry into a Material Definitive Agreement.

On November 8, 2004, Apex Silver Mines Limited (the “Company”) entered into an EPCM Services Supply Agreement (the “EPCM Agreeemnt”) with Aker Kvaerner Metals, Inc. (the “EPCM Contractor”), under which the EPCM Contractor will provide engineering, procurement and construction management, and administrative services for the Company’s San Cristobal silver, zinc and lead open pit mine development project (the “Project”).

Under the terms of the EPCM Agreement, the EPCM Contractor’s work will be performed in two phases. In Phase I, which has been substantially completed as of the date of this Current Report, the EPCM Contractor provided the technical engineering services necessary for the development of target schedules for construction and completion of the Project facilities.

In Phase II, the EPCM Contractor will procure the necessary equipment and manage and oversee the construction and installation of the Project facilities, including but not limited to the following: primary crushing; overland conveying; coarse ore stockpile, storage and reclaim; primary and secondary grinding; flash flotation; differential froth flotation and concentrate regrinding; concentrate cleaning by froth flotation; concentrate thickening and filtration; bulk concentrate circuit; final tailing thickening and disposal; concentrate storage and rail loading; water supply and distribution systems; fire protection distribution; water storage reservoir; power substation and distribution; and support buildings and infrastructure.

Mechanical Completion of the individual facilities will occur when the facility has been erected and or installed and is ready for performance testing. Achievement of the Mechanical Completion Milestone will occur when all of the facilities have reached Mechanical Completion, at which time a series of performance tests, designed in to ensure that the facilities are capable of meeting annual processing targets, will be conducted.

The EPCM Contractor will be compensated on a base fee basis, plus reimbursement for certain costs incurred. The EPCM Agreement also provides special bonus provisions and incentive payments for safe, timely and technically sound completion of pre-specified tasks as the project progresses towards and when it reaches completion. Under the terms of the EPCM Agreement, the Company has the right to suspend the work at any time.

The EPCM Contractor has certain obligations and caps on its liability with respect to the performance of defective oversight work.

The Company may terminate the EPCM Agreement at any time, with or without cause, by giving written notice to the EPCM Contractor to that effect, subject to the payment of certain demobilization costs. Termination is effective upon service of such notice to the EPCM Contractor.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2004

Apex Silver Mines Limited

By: /s/ Mark A. Lettes
Mark A. Lettes
Chief Financial Officer

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